Exhibit 99.1

FOR IMMEDIATE RELEASE

BEACON POWER ANNOUNCES

PROPOSED PUBLIC OFFERING OF PREFERRED STOCK AND WARRANTS

TYNGSBORO, Mass. — December 21, 2010 — Beacon Power Corporation (Nasdaq: BCON), a leading provider of advanced energy storage systems and services to support a more stable, reliable and efficient electricity grid, today announced that it intends to offer, subject to market, regulatory and other conditions, shares of a newly designated series of convertible preferred stock, together with warrants to purchase additional shares of the convertible preferred stock and warrants to purchase common stock, in an underwritten public offering. The offering is expected to price before 9:30 am EST on Wednesday, December 22, 2010. Lazard Capital Markets LLC will be acting as the sole book-running manager for the offering.

The securities described above are being offered by the Company pursuant to its existing shelf registration statements on Form S-3, which were previously filed with and declared effective by the Securities and Exchange Commission (SEC). Preliminary prospectus supplements describing the terms of this offering will be filed with the SEC and will form a part of the effective registration statements.

When available, copies of the preliminary prospectus supplements, the final prospectus supplements and accompanying base prospectuses relating to this offering can be obtained at the SEC’s website at http://www.sec.gov. Interested parties may also contact Lazard Capital Markets LLC in connection with this offering or to obtain a copy of any of the above-mentioned prospectuses, at 30 Rockefeller Plaza, 60th Floor, New York, NY, 10020, or via telephone at (800) 542-0970.

This press release is not an offer to sell or the solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Beacon Power Corporation

Beacon Power Corporation designs, develops and is commercializing advanced products and services to support stable, reliable and efficient electricity grid operation. Beacon’s Smart Energy MatrixTM, now in production, being operated and earning revenue, is a non-polluting, megawatt-scale, fast-response flywheel-based solution designed to provide less expensive, more sustainable and effective frequency regulation services to the nation’s power grid. The Company’s business strategy is both to supply frequency regulation services from its own plants and to sell systems directly to utilities or grid operators in parts of North America and selected international markets.

Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; the complexity and other challenges of arranging project financing and resources for one or more frequency regulation power plants, including uncertainty about whether we will be able to comply with the conditions or ongoing covenants of the Federal Financing Bank loan for our Stephentown, New York, facility; our need to comply with any disbursement or other conditions under the DOE Smart Grid grant program; a need to raise additional equity to fund Beacon’s projects and our other operations in uncertain financial markets and at a time when the Company’s stock price is relatively low; conditions in target markets, such as that some ISOs are taking longer than others to comply with FERC’s requirement to update market rules to include new technology such as ours, and also such as that frequency regulation pricing is lower in the short-term than at many times in the past; our ability to obtain site interconnection approvals, landlord approvals, or other zoning and construction approvals in a timely manner; limited experience manufacturing commercial products or supplying frequency regulation services on a commercial basis; limited commercial contracts for revenues to date; the dependence of revenues on the achievement of product optimization, manufacturing and commercialization milestones; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the historical volatility of our stock price, as well as the volatility of the stock price of other companies in the energy sector, especially in view of current conditions in the financial markets generally. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power filings with the Securities and Exchange Commission. Beacon Power expressly does not undertake any duty to update forward-looking statements.

Investor Relations Contact:

Chris Witty

Darrow Associates

646-438-9385

cwitty@darrowir.com